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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Ellora Energy Inc. of our report dated April 11, 2007 relating to our audit of the consolidated financial statements of Ellora Energy Inc. and affiliated entities as of December 31, 2006 and 2005 and for each of the three years in the period then ended appearing in the Prospectus, which is part of this Registration Statement, and of our report dated October 2, 2006 relating to our audit of the statements of income, members' equity and cash flow of Presco Western, LLC for the year ended December 31, 2004, and our report dated October 6, 2006 relating to our audit of the statement of revenue and direct operating expenses of the Shelby County Acquisition Properties for the year ended December 31, 2004, appearing elsewhere in this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/  HEIN & ASSOCIATES LLP

HEIN & ASSOCIATES LLP

Denver, Colorado
October 31, 2007

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM